Exhibit 10.32

Code: JH-HJ-071004
Location: Jinhui Company
Date: 01/01/2008

Coal Tar sales contracts
Seller: Xiaoyi Jinhui Coal&Coking Co., Ltd

Purchaser: Taiyuan Hongxing Carbon Co., Ltd

The Seller and Purchaser reach the following agreement through friendly negotiation.

1. Product name: Coal Tar

2. Quantity: 800 Ton/Month

3. Price: RMB2300 / Ton (including tax). It shall inform the purchaser in a timely manner if there is a change in price.
(Due to the fluctuation of the price, the price shall be adjusted through a Price Adjustment Letter)

4. Quality Standard: Water Content<=4%, Density 1.15g/cm3--1.20g/cm3, CPS<=4%, Ad <=0.13%, TOL Insoluble Substance 3.5%-7.0%.
The quality is subject to seller’s laboratory test report, purchaser may check it. It shall be settled through negotiation if dispute arise.

5. Settlement amount and reasonable loss: It shall be based on the weights calculated from seller, purchaser supervise the weight process. It shall be settled through negotiation if the weight difference is significant.

6. Settlement: It shall be settled in a timely manner if there is a weight difference.

7. Delivery place: at seller factory

8. Transportation: By trucks

9. Default responsibility and solutions: The default party takes the full responsibility, and it shall be settled through negotiation if there is a contract dispute.

10. Valid period: From January 1, 2008 to December 31, 2008

11. The contract is in duplicate, seller and purchaser each hold a contract, the contract come into force once it is signed and sealed by both parties.

Seller: Xiaoyi Jinhui Coal&Coking Co., Ltd	Purchaser: Taiyuan Hongxing Carbon Co. Ltd
Signature (Seal)	Signature (Seal)